                                                                 Exhibit 10.33
                        SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the "Second Amendment") is made and entered into as of August 9, 1996, by and between AETNA LIFE INSURANCE COMPANY, A CONNECTICUT CORPORATION ("LANDLORD"), AND PREMISYS
COMMUNICATIONS, INC., A DELAWARE CORPORATION ("TENANT"), with reference to the following facts:

                                     RECITALS

WHEREAS, Landlord and Premisys Communications Holdings, Inc., a California corporation ("Premisys Communications Holdings") have entered into that certain Lease Agreement dated October 4, 1993 (the "Lease"), for the leasing of certain premises located at 48664 Milmont Drive, Fremont, California (the "Premises") as such Premises are more fully described in the Lease;

WHEREAS, Premisys Communications Holdings has assigned its interest in the
Lease to   Premisys   Communications,   Inc.,  a   Delaware   corporation
("Premisys Communications"); and

WHEREAS, Landlord and Tenant have agreed to extend the Lease Term subject to the term and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. TERM: The Term of the Lease commenced on April 1, 1994 and is scheduled to expire on May 31, 1999. Upon execution of this Second Amendment, the Term of the Lease shall be extended for an additional sixty-five (65) months, therefore, the lease expiration date shall be amended from May 31, 1999 to October 31, 2004.

     2. BASE RENT: The monthly Base Rent payable by Tenant shall be set forth below commencing and effective June 1, 1999:

      Monthly Periods       Monthly Rate   Monthly Base Rent
      ---------------       ------------   -----------------
      6/l/1999 - 5/31/2000     $0.81           $35,519.31
      6/l/2000 - 5/31/2001     $0.84           $36,834.84
      6/l/2001 - 5/31/2002     $0.875          $38,369.63
      6/l/2002 - 5/31/2003     $0.91           $39,904.41
      6/l/2003 - 10/31/2004    $0.945          $41,439.20

     3. TENANT IMPROVEMENTS BY TENANT: Tenant shall construct and install the improvements ("Tenant Improvements") in the Premises as described and in accordance with the terms, conditions, criteria and provisions set forth in the Final Plans and Specifications as prepared by Tenant's architect, Banuazizi Associates Architects, and dated August 2, 1996.

     4. OPTION TO EXTEND THE LEASE: The parties hereby acknowledge and agree that Tenant did not exercise the Option To Extend The Lease in accordance with the terms and conditions set forth in Addendum I of the Lease dated October 4, 1993 (the "First Option To Extend"). The parties further agree that this option is of no further force and effect, and the following option shall replace the First Option To Extend: Landlord shall grant Tenant one (1) five (5) year option to extend the Lease (the "Option to Extend") as set forth in Addendum 1, attached and incorporated herein by this reference.


     5.   HVAC  REPAIRS:   Tenant  has acknowledged  to  Landlord that  they
are experiencing  pressure  differentials  along   with  warm  and  cold
variations throughout the Premises.   Effective  upon execution of  this
Second Amendment, Landlord agrees to hire an HVAC engineering company to investigate the existing HVAC zoning of the Premises. This investigation and any necessary corrective work as a result of said investigation shall be at Landlord's sole cost, provided the cost does not exceed the amount of five thousand and 00/100 dollars ($5,000.00). Any cost in excess of five thousand and 00/100 dollars ($5,000.00), and any corrective work as a result of modifications made to the Premises by Tenant shall be at Tenant's sole cost.

     6.   EFFECT OF AMENDMENT:    Except as  modified herein,  the  terms
and conditions of the  Lease shall remain unmodified and continue  in full
force and effect.   In the event of  any conflict between the terms  and
conditions of the Lease and this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

     7.   DEFINITIONS:  Unless otherwise defined   in this Second Amendment, all
terms not defined in this Second   Amendment shall have the meaning set forth in
the Lease.

     8. AUTHORITY: Subject to the provisions of the Lease, this Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors
and  assigns.   Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Second Amendment.

     9. The terms and provisions of the Lease are hereby incorporated in this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.


TENANT:

Premisys Communications, Inc.,
a Delaware corporation

By:       /S/ Riley Willcox
      --------------------------------------

Printed Name:   Riley R. Willcox
                ----------------------------
Title:    Chief Financial Officer
          ----------------------------------
Date:          8/21/96
          ----------------------------------

LANDLORD:

AETNA LIFE INSURANCE COMPANY,
a Connecticut corporation

By:  Lincoln Property Company Management Services, Inc.,
     As Manager and Agent for Owner

     By:       /S/ Barry DiRaimondo
          ----------------------------------
               Vice President

     Date:            9/17/96
           ---------------------------------

                                    EXHIBIT A
                               TENANT IMPROVEMENTS
                                    PAGE 1 OF 3

     This exhibit, entitled "Tenant Improvements", is and shall constitute Exhibit A to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit A are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit A have the meanings ascribed to such terms in the Lease.

     1.   TENANT  TO  CONSTRUCT TENANT  IMPROVEMENTS.   Tenant  shall  be
solely responsible for the planning, construction and completion of the interior tenant improvements ("Tenant Improvements") to the Premises in accordance with the terms and conditions of this Exhibit A.

     2.   DEFINITION.    "Tenant  Improvements" as  used in  the Lease  and
this Exhibit A shall include only those improvements within the interior portions of the Premises which are depicted on the Final Plans and Specifications (hereafter defined in Paragraph 3 (b)) or described
hereinbelow.   "Tenant  Improvements" shall specifically not include Tenant's personal property of trade fixtures.

          The Tenant Improvements may include:

          a. Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

          b. Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

          c. Duct work, terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

          d. All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Building and serving the Premises.

          e. All plumbing, fixtures, pipes, and accessories to be installed within the Building and serving the Premises.

     3.   TENANT IMPROVEMENTS PLANS.

          a.   PRELIMINARY PLANS AND  SPECIFICATIONS.    Tenant shall retain
an architect ("Architect") and/or engineer ("Engineer") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor
loads, power and plumbing, regular  and  special  HVAC   needs,  telephone
communications,  telephone  and electrical  outlets,   lighting,  lighting
fixtures  and   related  power,  and electrical and telephone  switches.
Landlord shall approve or disapprove the Preliminary Plans and Specifications within five (5) business days after Landlord receives the Preliminary Plans and Specifications, and if disapproved, Landlord shall return the Preliminary  Plans and Specifications  to Tenant, who shall
make  all necessary revisions.   This  procedure shall  be repeated  until
Landlord approves the Preliminary Plans and Specifications. Landlord shall not unreasonably withhold its approval of the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

          b.   FINAL  PRELIMINARY   PLANS  AND  SPECIFICATIONS.       After
the Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect and/or the Engineer to prepare the final working architectural and engineering plans and specifications ("Final Plans
and Specifications")  for the Tenant Improvements.   Upon preparation  of the
Final Plans and Specifications Tenant shall deliver the Final Plans and Specifications to Landlord. Landlord shall approve or disapprove the Final Plans and Specifications within five (5) business days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all
necessary revisions.   This procedure shall be repeated until Landlord
approves the  Final  Plans and  Specifications.   Landlord  shall  not
unreasonably withhold its approval of the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents".

          c.   MISCELLANEOUS.     All deliveries  of the  Preliminary Plans
and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be  delivered by messenger service, by  personal hand  delivery or by
overnight parcel  service. While   Landlord  has   the  right   to  approve
the  Preliminary   Plans  and Specifications, the Final Preliminary Plans and
Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's interest in doing so is to protect the Premises, the Building and Landlord's interest therein. Accordingly,

                                EXHIBIT A
                          TENANT IMPROVEMENTS
                               PAGE 2 OF 3

Tenant shall  not rely upon Landlord's  approvals and Landlord shall  not be
the guarantor   of,  nor  responsible  for,  the  correctness  or  accuracy
of  the Preliminary  Plans   and  Specifications,   the  Final  Preliminary
Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

     4.   PERMITS.    Tenant at  its  sole  cost and  expense  shall  obtain
all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant
Improvements based upon such  Construction Documents.   Tenant at its  sole
cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements
in  accordance with  the approved Construction  Documents.   Landlord shall
cooperate with Tenant at no cost or expense to Landlord in the obtaining of such approvals and permits. Tenant at its sole cost and expense shall undertake all steps necessary to ensure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises and/or the Building.

     5.   CONSTRUCTION.

          a.   Tenant   shall  be  solely   responsible  for  the
construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payments of all amounts when payable in connection therewith without any cost or expense to Landlord, except for
Landlord's obligation to contribute  the Carpet and   Paint  Tenant
Improvement  Allowance  (as  hereinafter  defined).    Once undertaken,
Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction
Documents.   No material  changes shall  be made  to the Construction
Documents approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

          b. Tenant at its sole cost and expense shall employ a reputable general contractor ("Contractor") to construct the Tenant Improvements in accordance with the Construction Documents. The Contractor selected by Tenant shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld or delayed. The construction contract between Tenant and the Contractor shall be subject to Landlord's prior written approval. Proof that the Contractor is licensed in California and has insurance coverage typically carried by a reputable general contractor in the State of California shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall ensure that all subcontractors hired by the Contractor are licensed in California and have insurance typically carried by reputable subcontractors in the State of California.

          c. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to the Landlord, all of which shall be to the Landlord's reasonable satisfaction:

               i.   An   estimated   completion   schedule   for    the   Tenant
Improvements.

              ii.   Copies  of   all   required  approvals   and  permits   from
governmental agencies having jurisdiction or authority over the construction and installation of the Tenant Improvements.

          d. Landlord shall at all times have the right to inspect the Tenant Improvements and Tenant shall immediately cease work upon written notice from the Landlord if the Tenant Improvements are not substantially in compliance with the Construction Documents approved by the Landlord. If Landlord gives notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause Contractor to make corrections
promptly.   However, neither the privilege herein granted to Landlord to make such inspection, nor the making of such  inspections by Landlord,  shall
operate  as a waiver  of any  rights of Landlord  to   require  good  and
workmanlike   construction  and  improvements constructed in accordance with the Construction Documents.

          e. Tenant shall discharge promptly and fully, by payment or appropriate bond satisfactory to Landlord in form and substance, all claims for labor done and materials and services furnished in connection with the Tenant Improvements. Tenant Improvements shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate notice of non-responsibility.

                                    EXHIBIT A
                              TENANT IMPROVEMENTS
                                   PAGE 3 OF 3

          f. Tenant shall maintain during the construction of the Tenant Improvements, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

          g. No materials, equipment of fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or right to remove or repossess such items, without the prior written consent of Landlord.

          h. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to the Landlord's reasonable satisfaction:

               i.   Any  certificates  required   for  occupancy,  including   a
     permanent and complete Certificate of Occupancy issued by the City of Fremont or a final signed-off building permit or its equivalent.

              ii. A Certificate of Completion signed by the Architect who prepared the Construction Documents approved by the Landlord.

     6.   CARPET AND PAINT TENANT IMPROVEMENT ALLOWANCE.

          a. Landlord shall provide an allowance to recarpet the existing carpeted areas of the Premises, and repaint the interior office portion of the Premises in the amount of sixty-five thousand seven hundred seventy-six and 50/100 dollars ($65,776.50) ($1.50 per square foot), or the amount equal to the lowest of three (3) bids received by Tenant, whichever is lower (the "Carpet and Paint Tenant Improvement Allowance").
The Carpet and Paint Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Carpet and Paint Tenant Improvements and shall be used to install the Carpet and Paint Tenant Improvements and for
no  other purpose.   Landlord shall have  no obligation to disburse  the
Carpet and Paint Tenant Improvement Allowance or any portion thereof unless and until the Carpet and Paint Tenant Improvements have been completed in a lien-free and good and workmanlike manner and in accordance with all statues, laws, ordinances, rules and regulations applicable thereto, Tenant has made the deliveries required under Paragraph 5(h.) above, and the Lien Period (as hereinafter defined) has expired and Landlord has been reasonably able to confirm that no mechanics' or materialsmens' liens have been filed against the Property during such
Lien Period.   As used herein,  "Lien Period" means  the  period during
which the Contractor and any subcontractors, labor suppliers and materialsmen providing services or materials for the Tenant Improvements may file a lien against the Property of otherwise enforce lien rights.

          b. Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to disburse any portion of the Carpet and Paint Tenant Improvement Allowance while Tenant is in Default of this Lease.

          c. Should the total cost of the Carpet and Paint Tenant Improvements be less than the Carpet and Paint Tenant Improvement Allowance, the Carpet and Paint Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

     7. CONDITION PRECEDENT. Landlord shall have no obligation to approve or review any plans or take any other actions required by Landlord pursuant to this Exhibit A if at the time Tenant requests such approval, review or action or at any time thereafter Tenant is in Default of this Lease.

     8. LANDLORD'S CONSENTS. If Landlord does not respond to any request for consent under this Exhibit A within the period set forth for such consent herein, then such consent shall be deemed given.

                          ADDENDUM 1 - OPTION TO RENEW
                                  PAGE 1 OF 2


This Addendum No. 1 is incorporated as a part of that certain Second Amendment to Lease Agreement dated August 9, 1996 (the "Amendment"), by and between AETNA LIFE INSURANCE COMPANY, A CONNECTICUT CORPORATION ("LANDLORD"), AND PREMISYS COMMUNICATIONS INC., A DELAWARE CORPORATION ("TENANT"), of the premises located at 48664 Milmont Drive, Fremont,
California (the "Premises").   Any capitalized terms  used herein  and  not
otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

If Tenant has not at any time been, or is currently not, in default in the performance of any of its obligations under this Lease and contingent upon review and approval of Tenant's then current financial condition by Landlord, Tenant shall have the right at its option to extend
the term of the  Lease for five  (5) years (the  "Extended Term").   The
Lease of the Premises during the Extended Term shall be upon the same terms, covenants and conditions as are set forth in this Lease, other than the monthly Base Rent and the term of the Lease. If Landlord does not receive from Tenant written notice of Tenant's exercise of this option on a date which is not more than three hundred sixty (360) days nor less than two hundred forty (240) days prior to the end of the initial term of the
Lease  (the  "Option  Notice"),   all  rights  under   this  option  shall
automatically lapse and terminate and shall be of no further force and effect. Time is of the essence herein.

The monthly Base Rent  for the Extended Term shall be equal to the higher of
(i) the current fair market rent for space comparable to the Premises taking into account any increases in the fair market rent over the Extended Term (the "Fair Rental Value") determined as set forth below, or (ii) the Base Rent payable hereunder immediately prior to the commencement of the Extended Term.

     1. The parties shall have ten (10) days after Landlord receives the Option Notice within which to agree on the monthly Base Rent for the
Extended Term.   If  the parties agree  on the  monthly Base  Rent for the
Extended Term within ten (10) days after Landlord receives the Option Notice, they shall immediately execute an amendment to this Lease stating the monthly Base Rent for the Extended Term. If the parties have not agreed on the monthly Base Rent for the Extended Term within the aforesaid ten
(10) days, Tenant may rescind its exercise of the option by giving written notice to Landlord within five (5) days after expiration of the aforesaid
ten  (10) day  period.   If Tenant  does not exercise  its right to  rescind
as and when required, it shall conclusively be presumed that Tenant has elected not to rescind its exercise of the option.

     2. If the parties are unable to agree on the Fair Rental Value for the Extended Term within ten (10) days after Landlord receives the Option Notice, and in the event Tenant does not exercise its right to rescind as provided in Paragraph 1 above, the Fair Rental Value of the Premises shall be determined in accordance with Paragraph 4 below.

     3. The "Fair Rental Value" of the Premises shall be defined to mean the fair market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly Base Rent paid by tenants for premises comparable to the Premises, and located in Fremont, California.

    4. Within five (5) days after the expiration of the ten (10) day period set forth in Paragraph 2 above, each party, at its sole cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the Fair Rental Value of the Premises for the Extended Term. If a party does not appoint an appraiser within this five (5) day time period, the single appraiser appointed shall be the sole appraiser and shall set the then Fair Rental Value of the Premises. If the two appraisers are appointed by the parties as stated in this Paragraph 4, they shall meet promptly and attempt to set the Fair Rental Value of the Premises. If they are unable to agree within fifteen (15) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this Paragraph 4 within five (5) days after the last day the two appraisers are given to set the Fair Rental Value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving five (5) days notice to the other party, can apply to the then president of the real estate board for the city in which the Premises are located, or the then presiding judge of the Alameda County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this Paragraph 4. Each of the parties shall bear one-half (1/2) of the cost of the appointed third appraiser and
of paying  the third appraiser's fee.   The third appraiser, however
selected, shall be a person who has not previously acted in any capacity for either party.

Within twenty (20) days after the election of the third appraiser, a majority of the appraisers shall set the Fair Rental Value of the Premises. If a majority of the appraisers are unable to set the Fair Rental Value

                          ADDENDUM 1 - OPTION TO RENEW
                                   PAGE 2 OF 2

of the Premises within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3); subject to the next sentence, the resulting quotient shall be the Fair Rental Value of the Premises. If, however, the low appraisal and/or high appraisal is more than ten percent (10%) lower and/or higher than the middle appraisal, the
low appraisal and/or high appraisal shall be disregarded.   If only one
appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the then Fair Rental Value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph 4, the
middle  appraisal shall be the  Fair Rental Value  of the Premises.   After
the Fair Rental Value of the Premises has been set, the appraisers shall immediately notify the parties of such value, and the monthly Base Rent for the Extended Term shall be the amount which is the Fair Rental Value of the Premises so set.

In no event shall the monthly Base Rent for any period of the Extended Term be less than the highest monthly Base Rent charged during the Term of the Lease. Upon determination of the monthly Base Rent for the Extended Term, pursuant to the terms outlined above, the parties shall immediately execute the new standard lease document stating the minimum monthly Base Rent for the Extended Term and confirming the dates of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum 1 unless Landlord and Tenant otherwise agree in writing. If Tenant duly exercises this option, in accordance with the terms contained herein:
(1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker in connection with the option described herein, and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees.

This option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord's option, all rights of Tenant under this option shall terminate and be of no force and effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the Term of the Lease, or is currently in default of any provision of the Lease; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or
(4) Tenant has failed to exercise this option in a timely manner in accordance with the provisions of this Addendum 1; and/or (5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if Lease has been terminated earlier, pursuant to the terms of the Lease.